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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               January 25, 2000
                       (Date of earliest event reported)


                            PS GROUP HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                        1-7141                  33-0692068
(State or other jurisdiction   (Commission file number)      (I.R.S. Employer
      of incorporation)                                     Identification No.)


                    4370 La Jolla Village Drive, Suite 1050
                          San Diego, California 92122
             (Address of principal executive offices and zip code)


                                (858) 642-2999
                        (Registrant's telephone number)
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Item 5.  Other Events

     As indicated in the Current Report on Form 8-K dated December 22, 1999 of PS Group Holdings, Inc. (the "Company"), the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Heritage Air Holdings Statutory Trust and PSG Acquisition, Inc. which provides for the merger (the "Merger") of PSG Acquisition, Inc. into the Company and the conversion of each outstanding share of the Company (except shares as to which statutory appraisal rights are perfected) into the right to receive $12.00 in cash.

     On December 27, 1999, a purported stockholder class action lawsuit was filed against the Company, its directors and 25 unnamed "Doe" defendants in the California Superior Court for the County of San Diego (the "Court") entitled Gibson v. PS Group Holdings, Inc., Case No. GIC740874.

     The complaint alleges (among other things) that the defendants breached their fiduciary duty to the Company's stockholders in connection with the Merger by failing to maximize the value of the Company through any active auction, open bidding or other procedure and taking actions (including the "no-shop" and termination fee provisions of the Merger Agreement) to inhibit the maximization of stockholder value; by structuring a preferential deal for the directors and officers pursuant to which they will receive "change of control" payments; and by not disclosing to the Company's public stockholders the true value and expected increased future value of the Company and its assets, including the value of the Company's plans to sell its subsidiary Statex Petroleum Inc.

     The complaint seeks (among other relief) a declaration that the Merger Agreement was entered into in breach of fiduciary duty and is therefore unenforceable; an injunction against defendants proceeding with the Merger or any other business combination with a third party unless and until the Company adopts and implements a procedure or process, such as an auction, to obtain the highest possible price for the Company; unspecified compensatory damages; and an award of reasonable attorneys' and experts' fees.

     The Company considers this lawsuit without merit and intends to defend against it vigorously.

     On January 25, 2000, the Court ruled on defendants' ex parte application to set a briefing schedule and hearing date for a demurrer that the defendants intend to file with the Court contending that the complaint fails to state a cause of action upon which relief can be granted. At the same time, the Court ruled on plaintiff's ex parte application for a briefing schedule and hearing date on a motion that plaintiff intends to make to the Court for expedited discovery in connection with plaintiff's intention to seek a temporary restraining order and a preliminary injunction against the Merger. The Court granted both applications and set a telephonic hearing date of February 25, 2000 on both motions.

                                      1.
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2000                  PS GROUP HOLDINGS, INC.
                                        ----------------------------------------
                                                   (Registrant)

                                        /s/ L.A. Guske
                                        ----------------------------------------
                                        Lawrence A. Guske
                                        Vice President - Finance and
                                        Chief Financial Officer and
                                        Authorized Officer of the Registrant

                                      2.